                                                                   EXHIBIT 10.11


This INDENTURE OF LEASE made as of this 11th day of June 1991 by and between JAMES M. SALAH of Boca Raton, Florida as he is Trustee of The JMS REALTY TRUST under a declaration of trust dated August 8, 1986 and recorded in the Norfolk District Registry of Deeds (the "Registry") in book 7261 at page 688 (hereinafter called "Lessor") and NEW ENGLAND AUDIO CO., INC., a corporation organized and existing under the laws of The Commonwealth of Massachusetts and having a usual place of business in the City of Cambridge, Massachusetts (hereinafter called "Lessee")

                        W I T N E S S E T H   T H A T

         Lessor, for himself and his heirs, legal representatives, successors and assigns, in consideration of the rents herein reserved and of the agreements, covenants and conditions herein contained and expressed on the part of Lessee to be kept, performed and observed, hereby demises and lets unto Lessee and its legal representatives, successors and assigns, and Lessee hereby leases from Lessor, that certain parcel of land known and numbered as 40 Hudson Road in Canton, Norfolk County, Massachusetts which is hereinafter described and shown on the site plan a copy of which is annexed hereto, made part hereof and marked "Exhibit A" (hereinafter referred to as the "Parcel") together with the building being erected on the Parcel as described herein (hereinafter referred to as the "Building"), the Parcel and the Building being referred to collectively as the "Premises" or "demised premises".

                                    ARTICLE I

         A. The Term of this lease shall commence on November 1, 1991 if the Building is substantially completed by July 31, 1991 and otherwise on the earliest first day of a month after November 1, 1991 which is at least three months after the Building is substantially completed; such November 1 or subsequent first day is hereinafter sometimes referred to as "the date of commencement of the Term". In any case the Term of this lease shall be a period of ten (10) years unless not less than six months before the tenth anniversary of the date of commencement of the Term Lessee notifies Lessor that Lessee elects to extend the Term, in which event the Term of this lease shall be a period of fifteen (15) years, unless not less than six months before the fifteenth anniversary of the date of commencement of the Term Lessee notifies Lessor that Lessee elects to extend the Term again and the Premises are then owned by the Lessor named above (or by an immediate family member of or an entity owned and controlled by Lessor), in which event the Term of this lease shall be a period of twenty (20) years, such period beginning, in any event, on the date of commencement of the Term. Such period of ten, fifteen or twenty years, as the case may be, is hereinafter referred to as the "Term".

         B. The annual rental shall be the applicable amount specified in the following paragraphs 1 through 7.


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                  1. From and after the commencement of the Term and until the second anniversary of the date of commencement of the Term, the rental shall be $177,907.50 per annum ($14,825.63 per month).

                  2. The rental for the third and fourth years of the Term shall be $187,791.25 per annum ($15,649.27 per month).

                  3. The rental for the fifth and sixth years of the Term shall be $217,442.50 per annum ($18,120.21 per month).

                  4. The rental for the seventh and eighth years of the Term shall be $227,326.25 per annum ($18,943.85 per month).

                  5. The rental for the ninth and tenth years of the Term shall be $247,093.75 per annum ($20,591.15 per month).

                  6. The rental for the eleventh through the fifteenth years of the Term shall be an amount equal to ninety per cent (90%) of the fair market rental of the Premises as of the tenth anniversary of the date of commencement of the Term. Such fair market rental shall be determined by mutual agreement of the parties or as provided in the following paragraph I.B.8.

                  7. The rental for the sixteenth through the twentieth years of the Term shall be an amount equal to ninety per cent (90%) of the fair market rental of the Premises as of the fifteenth anniversary of the date of commencement of the Term. Such fair market rental shall be determined by mutual agreement of the parties or as provided in the following paragraph I.B.8.

                  8. If Lessee desires to extend the Term, Lessee shall so notify Lessor at least one year prior to the then scheduled end of the Term (the "Extension Date"). Lessor and Lessee shall promptly confer and attempt to agree upon the rental for purposes of paragraph I.B.6 or I.B.7, as the case may be. If Lessor and Lessee fail to agree as to such rental by eleven months prior to the Extension Date, the rental value of the Premises shall be appraised by a competent and experienced disinterested person selected by Lessee and reasonably satisfactory to Lessor. Lessee shall notify Lessor of the fair market rental according to that appraisal not less than ten months prior to the Extension Date.


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         Said appraised rental value shall be deemed to be the fair market rental for purposes of the preceding paragraph I.B.6 or I.B.7 (as the case may be) unless within ten (10) days after his receipt thereof Lessor notifies Lessee of his disagreement and not less than nine months before the Extension Date Lessor furnishes to Lessee an appraisal of rental value of the Premises prepared by a competent and experienced disinterested person selected by Lessor and reasonably satisfactory to Lessee. If the difference between the higher appraisal and the lower appraisal does not exceed ten per cent (10%) of the lower appraisal, the average of the two appraisals shall be deemed to be the fair market rental for purposes of the preceding paragraph I.B.6 or I.B.7 (as the case may be). If the difference between the higher appraisal and the lower appraisal does exceed ten per cent (10%) of the lower appraisal, then a competent and experienced disinterested person shall be appointed as a third appraiser by mutual agreement of Lessor's appraiser and Lessee's appraiser or, in default of such agreement within ten business days after Lessee's receipt of the second appraisal, by the President of the Massachusetts Bar Association. The third appraiser shall make his or her appraisal of rental value of the Premises as soon as reasonably possible and in any event not less than seven months before the Extension Date, and the average of the two closest appraisals shall then be deemed to be the fair market rental for purposes of the preceding paragraph I.B.6 or I.B.7 (as the case may be), except that if the third appraisal be higher than the original higher appraisal the original higher appraisal shall be deemed to be the fair market rental for purposes of the preceding paragraph I.B.6 or I.B.7 (as the case may be). If Lessee elects to extend the Term as provided in section I.A, Lessee and Lessor shall each pay all costs associated with the appraiser that party selects plus one half of all costs associated with the third appraiser (if any). However, if Lessee fails to elect to extend the Term, Lessee shall bear all appraisal costs and shall forthwith reimburse Lessor for all appraisal costs advanced by Lessor.

         C.       It is hereby further stipulated and agreed as follows:

                  1. The post-Term rental rate shall be one hundred fifty per cent of the rate in effect pursuant to the foregoing section I.B for the last year of the Term, prorated and payable monthly in advance for the period of post-Term occupancy.



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                  2. Initially, the minimum amount of fire insurance for
         purposes of clause IV.E.1 shall be not less than $2,250,000. The limits of the liability insurance for purposes of paragraph IV.D shall be not less than $1,000,000 in the event of injury or death of one person and $3,000,000 in the event of injury or death of more than one person in the same accident and $500,000 for damage to property.

         D. Except as otherwise specifically provided herein, any notice, payment, statement, or other communication required or permitted to be given hereunder by either party to the other shall be sufficiently given if mailed duly addressed

                  1. if to Lessor, to 100 Hudson Road, Canton, Massachusetts 02021, with a copy to Loyd M. Starrett, P.C., 260 Franklin Street, Boston, MA 02110, or

                  2. if to Lessee, to Mr. Sandy Bloomberg, 350 Brookline Street, Cambridge, MA 02139 with a copy to Steven S. Fischman, Esquire, Goulston & Storrs, 400 Atlantic Avenue, Boston, MA 02110.

Either party at any time may change its address for purposes of this paragraph by notice given as aforesaid. Any such notice, statement or other communication on behalf of a corporation, trust or other entity which contains the representation that the signatory is thereunto duly authorized shall be conclusively deemed to be an act of said corporation, trust or other entity so authorized.

         E. Lessor agrees that the commission due to Frank M. O'Neill of Whittier Partners and Lynne Cohen of The Triad Group on account of this lease shall be Lessor's responsibility. Lessee warrants and represents to Lessor, and Lessor warrants and represents to Lessee, FIRST, that to the best of his or its knowledge no broker other than those hereinbefore named has any



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basis for a claim for a commission on account of the lease or sale of the
Premises, and, SECOND, that to the best of his or its knowledge no broker other than those hereinbefore named has asserted or intends to assert any such claim. Lessee further warrants and represents to Lessor that neither Lessee nor anyone acting on its behalf had any contact with any broker other than those hereinbefore named in any way in connection with any proposed lease or sale of the demised premises to Lessee. Lessor further warrants and represents to Lessee that Lessor had no contact with any broker other than those hereinbefore named in any way in connection with any proposed lease or sale of the demised premises to Lessee.




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                                   ARTICLE II

         A. The Building shall contain 32,240 square feet on the first floor and 7,295 square feet on a mezzanine floor and shall be situated on a Parcel of approximately 115,913 square feet of land situated on the public way known as Hudson Road in said Canton and shown on the Site Plan - 40 Hudson Road dated November 22, 1988 revised December 6, 1988 by James W. Haley, P.E. and further revised November 1, 1989. The Parcel is bounded and described as set forth in the schedule attached hereto, made part hereof and marked "Exhibit A-l" and is a portion of the property conveyed to the Lessor by deed of Highland Sand & Gravel Company, Inc. dated April 4, 1962 and recorded in the Norfolk County Registry of Deeds in book 3975 at page 609. The Parcel is subject to and has the benefit of all rights, easements, restrictions and agreements of record and the easements and restrictions shown on or referred to on the site plan (Exhibit A) and in the schedule attached hereto, made part hereof and marked "Exhibit B".

         B. Lessor covenants and agrees with Lessee to cause the site for the Building to be prepared and graded, the Building to be constructed, and landscaping, paving, curbing and all other work on the premises appurtenant to the Building and/or the intended use thereof to be completed, all in accordance with the drawings identified on the schedule attached hereto, made part thereof, and marked "Exhibit C", EXCEPT that, after


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



such notice to Lessee as is practicable in the circumstances, Lessor may vary such work to such extent, if any, as (i) local laws, ordinances or regulations may require or (ii) may be necessary by reason of unforeseen site conditions if
(a) such variance does not adversely affect the basic function or structural integrity of the Premises or materially change the design thereof, (b) Lessor pays all costs thereof and (c) the rent is reduced in proportion to any resulting reduction of value of Lessee's space. All work shall be done in good and workmanlike manner and in compliance with all applicable laws and lawful ordinances, by-laws, regulations and orders of governmental authority and of the insurers of the Building. All permits necessary for work required of Lessor pursuant to this paragraph are Lessor's responsibility. Lessee shall be responsible for all licenses, permits or other approvals required by reason of tenant improvements or because of the nature of Lessee's business.

         C. Lessee shall be responsible for payment of the "extra work" charges stipulated in the schedule attached hereto, made part hereof, and marked "Exhibit D" and of the price of all other work requested by Lessee which is not specified by the drawings attached as Exhibit C, subject to the allowances also listed in Exhibit D. Such charges and prices shall be invoiced by Lessor to Lessee as the work progresses, and payment of each invoice shall be due thirty
(30) days after Lessee's receipt thereof.



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



         D. Lessor shall commence the work required of Lessor by the foregoing paragraph B with reasonable dispatch after all permits, licenses and approvals necessary for such work have been obtained from the appropriate governmental authorities, and, except for delays due to government regulation, inability to obtain labor or materials, unusual weather conditions, action or failure to act by Lessee, or other causes beyond Lessor's reasonable control, shall prosecute the same with diligence.

         E. The Building shall be deemed "substantially completed" when (1) a certificate of occupancy has been issued by the building inspector of the Town of Canton and (2) all construction required of Lessor (including but not limited to paving and striping of parking areas) has been finished except for
(a) items of work which are minor in nature and (b) other items of work, including mechanical adjustment of equipment and fixtures, which because of the season or weather or the nature of the items are not practicable to do at the time, PROVIDED that (i) none of the remaining items is necessary to make the Building tenantable for Lessee's uses, (ii) said items can be completed without material interference with Lessee's installation of fixtures or doing business and (iii) Lessor and Lessee have both signed a "punch list" specifying said items. Lessor shall finish those items referred to in clause (2)(a) of the preceding sentence within thirty (30) days after substantial completion of the Building and all other items as soon as conditions practicably permit.



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



         F. Lessor covenants promptly to remedy (1) any defect in the Building (including but not limited to the plumbing, electrical, heating, air conditioning, ventilating and other mechanical systems) or any failure of the mechanical systems of the Building written notice of which defect or failure is received by Lessor from Lessee within one year after the date of substantial completion of the Building and (2) any structural failure of the Building written notice of which is given at any time during the Term, PROVIDED, in each case, that no fault or neglect of Lessee or its employees, agents, patrons, customers or invitees was a cause of such defect or failure. The word "structural" as used in this paragraph refers to the foundation, exterior walls, structural columns and beams and roof but does not include the plumbing, electrical, heating, air conditioning, ventilating and other mechanical systems.

         G. Lessor shall use due diligence at any time during the Term to enforce at Lessee's request all warranties and guarantees to Lessor of work and/or equipment incorporated in the Building, and Lessor shall permit Lessee to assert any of Lessor's rights pursuant to such warranties and guarantees. Otherwise, except as set forth in the foregoing paragraphs E and F, in article VII and in any "punch list" signed by Lessor as provided in said paragraph E, after the date of commencement of the Term Lessor shall have no obligation with respect to the construction of the Building or for the maintenance of any part of the Building or for any defect therein. Nor shall any obligation of Lessor with respect to the construction or repair of the Building extend to liability for the contents of the Building, which are Lessee's sole responsibility, or for any consequential damages whatsoever.

         H. Prior to substantial completion of the Building, Lessee may enter the demised premises, inspect and survey the same and make such improvements thereto as it shall desire and install therein fixtures, supplies, and other property in each instance by prior permission of Lessor. However, any such entry, use or occupancy of the demised premises shall be after notice to Lessor and upon the following covenants and such other conditions as the Lessor may from time to time reasonably require in advance.

                  1. The Lessee shall not interfere with installation of improvements or other work to be done pursuant to the foregoing paragraph B.

                  2. While Lessee or any person acting on behalf of or claiming under Lessee may thus be inspecting or surveying or making improvements to the Premises or installing in the Premises fixtures, supplies or other property, Lessee and any such person shall be in the Premises at their own risk; and Lessee agrees to indemnify Lessor and hold him harmless with respect to any injury to persons or property (including property rented or leased by Lessor and property of Lessor and/or his employees or agents) resulting from or arising out of the presence of Lessee or any such person on the demised premises pursuant to this paragraph.

                  3. Lessor shall in no event have any obligation to anyone on account of any improvements, fixtures and other property thus installed by Lessee as shall become part of the real estate.

         I. Between substantial completion of the Building and the date of commencement of the Term, Lessee may take actual possession of the Premises, in which event all terms and conditions of this lease shall be applicable during that period EXCEPT that no annual rental or use and occupancy charge shall be due.





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



                                   ARTICLE III

         A. TO HAVE AND TO HOLD the demised premises unto Lessee, together with all rights, privileges and appurtenances thereto belonging, for the Term, unless this lease be sooner terminated as hereinafter provided.

         B. Each party agrees, in order to make a record thereof, upon demand by the other party at any time or times (whether before, during or after the Term) forthwith to execute and acknowledge a written declaration in recordable form setting forth, among other things, (1) the date of commencement of the Term, (2) whether or not any option has been exercised or (3) the date of termination of this lease. In addition, Lessor shall, if Lessee so requests, execute and acknowledge such a declaration evidencing any approval given by Lessor pursuant to paragraph V.A.

         C. If Lessor permits Lessee to continue in actual possession of the demised premises after the end of the Term, such actual possession shall be deemed not to extend or renew the Term of this lease. Such actual possession shall be deemed a tenancy at sufferance if it does not endure more than seven
(7) calendar days; otherwise such actual possession shall be deemed to have created a tenancy at will, from month to month, commencing immediately after the end of the Term. In either event such tenancy shall be upon the terms herein contained.

         D. If Lessee be not then in default or if any default be promptly cured as provided in section VI.B, Lessee shall have





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the option to purchase the Parcel and the Building (hereinafter sometimes referred to collectively as the "Property") as of the tenth anniversary of the date of commencement of the Term. The purchase price shall be two million fifty thousand dollars ($2,050,000), and the purchase and sale shall be pursuant to the terms and conditions set forth in the schedule annexed hereto, made part hereof and marked "Exhibit E".

                  1. The purchase option pursuant to this paragraph III.D may be exercised only by written notice received by Lessor not later than November 1, 1999. After receiving such notice, Lessor shall not sell the Property to any other person unless Lessee fails to purchase the same as and when herein provided.

                  2. Such notice shall be effective only if accompanied by a deposit of fifty thousand dollars ($50,000) to be held by Lessor and applied either against the purchase price at the closing or as provided in paragraph 9 of Exhibit E, as the case may be. Such deposit may, at Lessee's option, be either (i) made by delivering to Lessor savings bank books or instruments accompanied by an order to pay or otherwise in negotiable form or (ii) paid in cash, in which case Lessor shall credit to Lessee interest on such cash at the then prevailing savings bank rate.



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



                                   ARTICLE IV

         A. YIELDING AND PAYING THEREFORE to Lessor, at his then current address designated pursuant to Article I hereof or at such other place as Lessor may from time to time designate in writing, rent as follows:

                           1. an annual rental for the Term, at the rate
                  specified in Article I, payable in equal monthly installments in advance, the first such monthly installment being due and payable on the date of commencement of the Term or the earliest first day of a month when the conditions, if any, specified in the certificate of occupancy for the Building have been satisfied (whichever is later) and subsequent installments being due and payable on each and every first day of a month thereafter during the Term;

                           2. use and occupancy charges, payable monthly in
                  advance, at the post-Term rental rate specified in Article I for any period after the Term during which Lessee has actual possession of the demised premises or any part thereof;

                           3. any additional rents herein specifically provided;

                           4. supplemental rent as follows: (a) during the
                  municipal fiscal years ending June 30, 1992 and June 30, 1993, $1,818.61 due and payable on the first day of each month and
                  (b) thereafter, an amount equal to the aggregate of the real estate taxes assessed to Lessor and/or Lessee on the Premises on account of the fiscal year begun July 1, 1993 or any other fiscal year during the Term (such taxes being apportioned for the fiscal years in which the Term commences and expires) or after the Term while Lessee is actually in possession of or occupying the demised premises or any part thereof, such amount being due and payable ten days after notice to Lessee of the actual tax


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



                  bill or ten days before the last date on which such taxes are payable without interest or penalty, whichever is later.
                  (c) Lessor agrees that amounts paid as supplemental rent under this paragraph will be applied to the payment of such taxes, and any overpayment will be promptly refunded to Lessee. Lessor further agrees to furnish to Lessee evidence of payment of such taxes.

         B. Lessee shall be responsible for all public, special or betterment assessments to the Premises for improvements installed by the Town of Canton during the Term. Lessor warrants and represents that as of the date of this lease there are no special or betterment assessments outstanding against the Parcel and that to the best of his knowledge no such assessment is pending. Lessor shall elect to have such assessments paid in installments over the longest period permitted by law, but in any event Lessee shall pay to the public authorities charged with the collection thereof, at least fifteen (15) days before such payment becomes due in each case, each installment, including interest, coming due during the Term or at any other time when Lessee is actually in possession of or occupying the demised premises, and Lessee shall pay to Lessor not later than the end of the Term, for any fraction of an installment period at the end of the Term, the corresponding fraction of the installment, including interest, for that period. Lessor shall give to Lessee a photocopy of any bill for such payment, and Lessee shall furnish promptly to Lessor appropriate evidence of each assessment payment.


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



         C. Lessee may without postponement of payment bring appropriate proceedings, in the name of Lessor or Lessee or both, for contesting the validity or amount of the taxes or assessments or to recover payments therefor. Lessee agrees to save Lessor harmless from all expense in connection with any such proceeding initiated or controlled by Lessee. Lessor shall cooperate with Lessee with respect to such proceedings insofar as reasonably necessary. Net proceeds recovered shall belong to the party who advanced the funds used to make the payment in question, regardless of who brings such proceedings.

         D. During the Term and at all other times when Lessee has actual possession of the demised premises or any part thereof, Lessee shall procure and maintain, at Lessee's cost and expense, (1) comprehensive general liability insurance (including bodily injury and property damage insurance) protecting Lessor and Lessee against any claim for personal injury or death of any person or persons or damage to property arising out of or occurring in connection with the use, occupation and maintenance of the demised premises or approaches thereto or exits therefrom on the Parcel, (2) insurance providing for payment of replacement costs in event of damage by fire (including debris removal) in an amount not less than eighty per cent (80%) of the full insurable value of the Building (including, among other things, the cost of debris removal but not including partitions and other tenant's improvements installed by Lessee) as from time to time determined by agreement or by the appraisal of an





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



accredited insurance appraiser selected by Lessor and reasonably satisfactory to Lessee, (3) insurance against sprinkler damage and those hazards customarily referred to as extended coverage and (4) insurance against abatement or loss of rent in case of fire or other casualty in an amount at least equal to the annual rental and supplemental and additional rentals to be paid by Lessee during one year next ensuing.

         E. Each party, notwithstanding any provisions of this lease to the contrary, waives any rights of recovery against the other for loss or injury against which the waiving party is protected by insurance containing provisions denying to the insurer acquisition of rights by subrogation. All insurance, whether or not required, carried by either Lessor or Lessee with respect to the demised premises or occurrences thereon shall include either provisions designating the other party as one of the insured or as a loss payee or provisions denying to the insurer acquisition by subrogation of rights of recovery against the other party. If either party is unable, without extra cost, to obtain insurance coverage which will not be impaired by the foregoing waiver, such party shall so notify the other party and the notified party shall have the right to pay such cost or, in the alternative, to place such insurance (for the notifying party's account and its expense) if by doing so the party placing such insurance may, without such extra cost, secure insurance coverage which will not be thus impaired from responsible carriers at rates as favorable as those otherwise available to the other party.




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


         F. All required insurance shall be written by responsible companies reasonably satisfactory to Lessor and in the forms customarily in use from time to time in the locality.

                           1. All such insurance policies shall provide that the
                  same shall not be cancelled without at least ten (10) days' prior written notice to each insured named therein.

                           2. Prior to Lessee's taking actual possession of the
                  Premises and from time to time thereafter (in each case prior to the expiration dates shown by like documentation previously furnished), Lessee shall furnish to Lessor insurance policies, duplicates or certificates of insurance demonstrating compliance at all times with subparagraph I.C.2 and paragraphs IV.D, E and F.

                           3. If Lessee shall fail to procure and maintain
                  insurance in amounts and containing provisions in accordance with subparagraph I.C.2 and paragraphs IV.D, E and F, Lessor may, after written notice to Lessee, do so and charge premiums therefor to Lessee as additional rent.

         G. Lessee shall not acquire as an insured party under any insurance on the Building other than insurance covering only tenant's improvements or as a payee of any proceeds of such insurance any right to participate in the adjustment of any loss or to receive the proceeds. Lessee agrees upon request promptly to endorse and deliver to Lessor or any Mortgagee specified by Lessor any checks or other instruments issued on account of such insurance in payment of loss. Proceeds of insurance covering both the Building and tenant's improvement shall be fairly apportioned according to the respective losses.




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

                                    ARTICLE V

         A. Lessee covenants during the Term hereof and at any other time when Lessee has actual possession of the Premises or any part thereof

                           1. to pay when due all charges for water,
                  electricity, telephone, gas, sewer, heat and other utility services rendered to the Premises and service inspections made therefor, whether called charge, tax, assessment, fee or otherwise;

                           2. to use the Premises only for purposes set forth in
                  the schedule attached hereto and marked Exhibit B and for such other uses as may be specifically approved in writing by Lessor; and to procure all licenses and permits from time to time required by law in connection with such uses, except that Lessor shall obtain the initial building permit and certificate of occupancy;

                           3. to keep and maintain the demised premises,
                  including the Building and every part thereof, in as good condition and repair as the same are in at the commencement of the Term or may be put in during the continuance thereof, subject to the provisions of sections II.E, F and G and
                  Article VII hereof, the effects of damage by fire and other casualty insured against and reasonable wear or tear excepted; and, without limiting the generality of the foregoing, to keep all glass whole and in good condition and to replace with glass of the same quality any glass which may be broken (except for damage insured against), to make all repairs, including interior repainting, as needed, and to keep exterior windows and doors and all plumbing, sanitary waste disposal, lighting, heating, air conditioning, sprinkler and other utility systems in good operating condition;

                           4. to maintain control over the Premises; and to keep
                  in good repair all walks, steps, surfaced roadways and parking and loading areas on the Parcel;





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



                           5. promptly at the expiration of the Term or earlier
                  termination of this lease, to remove all goods and effects which are not the property of the Lessor, including Lessee's signs, goods and effects and any machinery, fixtures and equipment used solely in the conduct of Lessee's business, which Lessee may remove upon repairing any damage caused by such removal, and peaceably to yield up to the Lessor the Premises and all improvements, alterations and additions thereto, and all fixtures and equipment servicing the Premises, except such as were installed by Lessee and can be unscrewed or unbolted without damage to the Premises or with damage completely repaired by Lessee, clean and neat and in as good order, repair and condition as the same were in at the commencement of the Term or were put in thereafter, the effects of damage by fire and other casualty insured against or reasonable wear and tear excepted; and, in the event Lessee fails to so yield up the Premises in such order, repair and condition, to reimburse Lessor for all expenses, including reasonable attorneys' fees, incurred in obtaining possession of the Premises and putting the Premises in such order, repair and condition;

                           6. to hold Lessor harmless and indemnified from any
                  liability for injury, loss, accident or damage to any person or property which arises out of or in connection with Lessee's use or occupancy of the Premises or tenancy in the Parcel, unless such liability arises out of or results from the negligence or willful misconduct of Lessor or his agents or employees or persons acting under contract with him, and from any claims, actions, proceedings, or cost (including reasonable counsel fees) in connection therewith, including injury to or death of persons and damage to property while in the Building or on the Premises and injury to or death of, or damage to property of, persons who are patrons, customers, invitees, employees or servants of Lessee while in or on private ways or parking areas within the Shawmut Industrial Park and which arises out of or results from the negligence of Lessee, its agents, employees or contractors, but excluding injury or damage arising out of or resulting from the negligence or willful misconduct of

                  Lessor or his agents, employees or contractors; and to keep all Lessee's employees working in the Premises covered by workmen's compensation insurance and require contractors working in the Premises to keep all employees similarly insured, furnishing Lessor with certificates thereof;

                           7. not to take or permit to be taken any action, or
                  omit to take any action, which will result in the suspension, forfeiture or cancellation of any license or permit with respect to the Premises of which Lessee knows;

                           8. not, without on each occasion first obtaining
                  Lessor's approval endorsed upon the plans therefor, to erect any building, fence, wall, exterior lighting or other structure, nor to make any exterior alteration or addition, nor to make any interior alteration or addition which affects any structural part of the Building (as defined in paragraph II.F) or which irreparably damages the Building in any material respect;

                           9. not to permit any condition or use of the Premises
                  or action thereon which is objectionable by reason of noise, odor, vibration, smoke, radiation, or the hazardous nature of the use, nor to permit any auction sale thereon; provided, however, that the ordinary commercial operations of any business expressly permitted by the schedule attached hereto and marked Exhibit B shall in no event be deemed to violate this clause;

                           10. not to solicit trade by sound audible outside the
                  Premises, nor to permit on the Premises any nuisance, nor to permit any use of the Premises which may be offensive to other occupants of the Shawmut Industrial Park or contrary to law or ordinance or by-law, regulation or order of public authority or which may invalidate any insurance on the Building or its contents or render necessary any alteration or addition to the Building;

                           11. not to injure, overload or deface the Building or
                  any part thereof, nor to make or suffer any waste of the Premises;

                           12. not to assign this lease or sublet the Premises
                  or any portion thereof without first obtaining on each occasion Lessor's written consent, provided, however, (a) that Lessee may, without such consent, but after notice to Lessor of the name and address of the assignee, assign this lease or sublet all or any part of the Premises to any firm or corporation owned or controlled by Lessee or under common control with Lessee, (b) that no assignment or subletting shall relieve Lessee of any obligation or liability hereunder and (c) that, unless and until Lessor specifically consents thereto in writing (which further consent shall not be unreasonably withheld or delayed), (i) no assignee or sublessee shall further assign this lease or sublet any part of the Premises and (ii) the ownership or control of a firm or corporation which receives a sublease pursuant to the foregoing clause (a) shall not thereafter be changed;

                           13. to permit Lessor, utility companies and any
                  person properly identified as having an interest under any mortgage affecting the Building to have free access to the Premises (including the right to take upon or through, or to keep and store within, the Premises all necessary materials, tools and equipment) in any case of emergency and otherwise during normal business hours and upon reasonable notice to Lessee for the purposes of inspection or of making repairs, alterations or renovations or of maintaining any part of the demised premises or of complying with laws, orders and requirements of governmental or other lawful authority or of fulfilling the obligations of this lease or of exercising any other right reserved to Lessor by this lease;

                           14. to permit Lessor, at reasonable times and upon
                  reasonable notice to Lessee, to enter to view the Premises, or to show the Premises to any person considering buying the demised premises (whether before or after the execution of a contract) or, at any time within six months next preceding the expiration of the Term, to any person considering leasing the Premises; and, at any time within six months next preceding the expiration of the Term, to permit notices for letting or selling to be affixed to an appropriate part of the Premises (other than windows and doors) and remain thereon without hindrance or molestation;

                           15. to keep all property of any kind belonging to
                  the Lessee or any person claiming through it that may be on the Premises at the sole risk of the Lessee; and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by use or abuse of water, or by the leaking or bursting of water pipes or sprinklers, or in any other way or manner, no part of said loss or damage is to be charged to or borne by the Lessor in any case whatever except to the extent that the same is a direct result of negligence or willful misconduct of Lessor or his agents or employees or persons acting under contract with him or of failure of Lessor to perform his obligations hereunder after notice and the lapse of the period of time applicable pursuant to paragraph C of Article VI; and

                           16. to permit Lessor to remove and store in any
                  public warehouse or elsewhere at Lessee's risk a and expense and in the name of Lessee any or all property not removed from the Premises at the termination of this lease; and, if Lessee shall then be in default under the provisions hereof, Lessor may immediately or at any time thereafter upon notice to Lessee sell at public or private sale any or all of such property (regardless of whether or not so removed by Lessor) and apply the net proceeds of such sale to the payment of any sum or sums due hereunder; and Lessor shall not be liable therefor to Lessee or to any other person in any manner, except that Lessee shall be entitled to any balance of such net proceeds after payment of all sums due hereunder.

         B. During the Term, Lessee shall cause to be performed, at Lessee's expense, such maintenance of the Parcel outside the Building, including but not limited to the landscaping, steps, walks and parking areas, as may be necessary to keep the same in good condition, reasonably clean and as clear of snow and ice as is practical in the circumstances.

         C. All repairs, alterations, improvements, additions, and restoration by Lessee or Lessor hereafter required or permitted shall be done in good and workmanlike manner and in compliance with all applicable laws and lawful ordinances, by-laws, rules, regulations and orders of governmental authorities having jurisdiction, of any Board of Fire Underwriters (or other body hereafter constituted and exercising similar functions) and governing insurance ratings bureaus, and of the insurers of the Building. All improvements, alterations and additions to the Building and fixtures and equipment appurtenant to it made or installed at any time by either Lessor or Lessee shall be part of the Building, but not signs, machinery, fixtures or equipment installed by Lessee which can be unscrewed or unbolted without damage to the Premises or with damage completely repaired by Lessee, nor any items which Lessor has agreed prior to installation shall be removable by Lessee. Each party doing any construction or other work agrees to pay for it and discharge promptly any liens arising therefrom.

         D. Lessor covenants during the Term hereof and at any other time when Lessee has actual possession of the Premises or any part thereof to hold Lessee harmless and indemnified from any liability for injury, loss, accident or damage to any person or property which arises out of or results from the negligence or willful misconduct of Lessor or his agents or employees or persons acting under contract with him, and from any claims, actions, proceedings, or cost (including reasonable counsel fees) in connection therewith, including injury to or death of persons and damage to property while in the Building or on the Parcel and injury to or death of, or damage to property of, persons who are patrons, customers, invitees, employees or servants of Lessee while in or on private ways or parking areas within the Shawmut Industrial Park which arises out of or results from the negligence or willful misconduct of Lessor or his agents, employees or contractors; and to keep all Lessor's employees working in the Premises covered by worker's compensation insurance and require contractors working in the Premises to keep all employees similarly insured. However, the provisions of this paragraph, FIRST, do not require Lessor to hold Lessee harmless and indemnified from any liability, claim, action, proceeding or cost which arises out of or results from the negligence or willful misconduct of Lessee or its agents, employees or contractors and, SECOND, do not modify, and are hereby made subject to, the last sentence of paragraph II.G.

         E. This lease shall be subordinate to any Mortgage of the Parcel and/or the Building securing a note or bond issued by or at the request of Lessor if either (i) the Mortgagee agrees to recognize this lease in the event of foreclosure (unless the Term has then expired or Lessor then has the right to terminate this lease by reason of Lessee's default) and to perform all of Lessor's obligations hereunder in the event of such foreclosure of the mortgage and the taking of possession of the Premises by the Mortgagee or (ii) such Mortgage contains apt provisions under the terms of which the existence of this lease shall be recognized and so long as Lessee and its successors and assigns shall keep and perform the terms, covenants and conditions in this lease contained on its part to be kept and performed, neither any Mortgagee nor any holder or owner of the indebtedness secured thereby, nor any other person, shall, in attempting to force collection of said indebtedness or to realize upon such security, have any power to impair, modify, abrogate, or adversely affect the rights of Lessee under this lease, to the full enjoyment of the entire Term, to the end that Lessee, while not in default hereunder, shall notwithstanding the creation of or default under any such mortgage or indebtedness secured thereby, peacefully and quietly have, hold and enjoy the Premises for the entire Term and all other rights, privileges and benefits to which it may be entitled under and pursuant to the terms of this lease. Lessee agrees upon request of Lessor or any Mortgagee to execute and deliver all such instruments as may be appropriate to evidence such subordination of this lease. Upon receipt of notice of entry to foreclose any Mortgage of the demised premises Lessee may recognize such Mortgagee and anyone claiming under such Mortgage, including the purchaser at foreclosure sale, as successor to Lessor's interest and rights hereunder and, if requested, shall attorn to such Mortgagee or purchaser. However, in no event shall any Mortgagee be responsible for breaches hereunder occurring other than during its period of ownership after such foreclosure and taking of possession as aforesaid. Any Mortgagee may subordinate its Mortgage to this lease, without Lessee's consent, by notice in writing to Lessee, and thereupon this lease shall be deemed to be prior in lien to such Mortgage (without regard to their respective dates of execution and delivery) and to have been assigned by Lessor to such Mortgagee.

         F. Lessor covenants and agrees that Lessee, on paying the annual rent, additional rent and supplemental rent and performing the Lessee obligations of this lease and subject to the terms hereof, shall peacefully and quietly have and hold and enjoy the Premises through the Term or until this lease is terminated as herein provided.

                                   ARTICLE VI

         A. This lease is upon the further condition that, if Lessee shall neglect or fail to perform or observe any of Lessee's covenants herein or any other written obligation of Lessee to Lessor relating to this lease and referring to this paragraph and such neglect or failure shall continue (and, in the case of nonmonetary obligations, Lessee shall not have commenced and diligently prosecuted the curing of such neglect or failure) after written notice to Lessee for a period of ten (10) days in case of nonpayment of money or otherwise thirty (30) days, or if Lessee shall be dispossessed therefrom by or under any authority other than Lessor, or if the leasehold hereby created shall be taken on execution or by other process of law, or if any assignment or trust mortgage shall be made of Lessee's property for the benefit of creditors, or if a receiver or similar officer shall be appointed to take charge of all or any part of Lessee's property by a court of competent jurisdiction and shall not be discharged within sixty (60) days after his appointment or if Lessee commits any act of bankruptcy or is adjudged bankrupt, or if a petition is filed by Lessee under any insolvency of bankruptcy law, or if a petition is filed against Lessee under any insolvency or bankruptcy law, and the same shall not be dismissed within sixty (60) days after the date upon which it is filed, then, and in any of said cases, Lessor lawfully may, immediately or at any time thereafter and without demand or notice, enter upon the Premises or any part thereof in the name of the whole and repossess the same as of Lessor's former estate and expel Lessee and those claiming through or under it and remove its and their effects, forcibly if necessary, without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant, and upon such entry this lease shall terminate. Lessee covenants that, in case of such termination or in case of termination under the provisions of statute by reason of the default of Lessee, Lessee will at the election of Lessor (which election may be made at any time) either

                           1. pay to Lessor, on account of the unexpired portion
                  of the Term, sums equal to the rent and other payments herein required at the same times and in the same installments as such payments would be due hereunder, provided that (a) Lessor shall be using or shall have used reasonable efforts to relet the Premises and (b), if the demised premises or any portion thereof shall have been relet, the sums so payable by Lessee shall be abated in an amount equal to the excess of moneys actually received from the new tenant over Lessor's reasonable expenses of such reletting, including, without limiting the generality of the foregoing, the cost of remodeling and attorneys' and realtors' fees, or

                           2. pay to Lessor, as liquidated damages, a sum which
                  at the time of such termination represents the amount, if any, by which the then fair market rental value of the Premises is less than the rent and other payments herein required for the residue of the Term, or

Nothing herein contained shall, however, limit or prejudice the right of Lessor to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damage referred to above.

         B. If Lessee shall default in the performance or observance of any agreement, condition or other provision in this lease contained on its part to be performed or observed and shall not cure such default within thirty (30) days after notice in writing from the Lessor specifying the default (or shall not within said period commence to cure such default and thereafter prosecute the curing of such default to completion with due diligence), Lessor may, at its option at any time thereafter cure such default at the expense of Lessee. However, if it is necessary to protect the real estate or Lessor's interest therein or to prevent injury or damage to persons or property that certain action be taken in less than thirty (30) days, the notice shall so specify, and Lessor shall have the right to cure such default on behalf of Lessee if no action is initiated by Lessee prior to the time specified in the notice. Lessor's cure of such default shall not be deemed to waive any claim for breach of this lease, but thereafter Lessee's cure shall be by the payment required by the following sentence. If by reason of any breach Lessor is compelled or elects to pay any sum of money or to do any act which will require the payment of any sum of money or to incur any expense, including reasonable attorneys' fees, in instituting or prosecuting any proceeding to enforce Lessor's rights hereunder, the sum or sums so paid or paid on account of such expense shall be deemed to be due from Lessee to Lessor forthwith following the payment thereof by Lessor except in the case of a legal proceeding and, in that case, upon the entry of final judgment in favor of Lessor; interest thereon shall accrue at the rate of two per cent (2%) per month from the date due.

         C. If Lessor shall fail to perform any obligation hereunder and shall not cure such failure within thirty (30) days after notice in writing from the Lessee specifying the failure (or shall not within said period commence to cure such failure and thereafter prosecute the curing of such failure to completion with due diligence), Lessee may thereafter cure such failure at the expense of Lessor. If it should be necessary to protect the real estate or Lessee's interest therein or to prevent injury or damage to persons or property that certain action be taken in less than thirty (30) days, the notice shall so specify, and Lessee shall have the right to cure such failure on behalf of Lessor if no action is initiated by Lessor prior to the time such action must be taken or the time specified in the notice, whichever is later. If to cure any such failure Lessee is compelled to pay any sum of money or do any act which will require the payment of any sum of money or to incur any expense, including reasonable attorneys' fees, in instituting or prosecuting any proceeding to enforce Lessee's rights hereunder, the sum or sums so paid or paid on account of such expense shall be deemed to be due from Lessor to Lessee forthwith following the payment thereof by Lessee except in the case of a legal proceeding and, in that case, upon the entry of final judgment in favor of Lessee; interest thereon shall accrue at the rate of two per cent (2%) per month from the date due. However, no such sum nor any other monetary claim shall in any event be deducted from or set off against any installment otherwise payable by Lessee on account of annual or supplemental rental.

         D. After receiving written notice from an Institutional Mortgagee that it holds a mortgage upon all or any part of the demised premises no default notice from Lessee to Lessor shall be effective as against said Mortgagee, so long as such mortgage is outstanding, unless and until a copy of the same is mailed to such Mortgagee, and the curing of any failure by such Mortgagee within a reasonable time shall be deemed to be a performance by Lessor. Accordingly, no act or failure to act on the part of Lessor which would entitle Lessee under the Terms of this lease, or by law, to be relieved of Lessee's obligations hereunder or to terminate this lease shall result in a relief of such obligations or a termination of this lease unless (1) Lessee shall have first given written notice of

Lessor's act or failure to act to the Institutional Mortgagee, if any, specifying the act or failure to act on the part of Lessor which could or would give basis to Lessee's rights and (2) such Mortgagee, after receipt of such notice, has failed or refused to correct or cure the condition complained of within a reasonable time thereafter. A "reasonable time" for purposes of this paragraph shall be determined by reference to the time this lease allows for Lessor to cure in the same circumstances. It is understood, however, that nothing contained in this paragraph shall be deemed to impose any obligation on any Mortgagee to correct or cure any failure.

                                   ARTICLE VII

         A. In the event of damage to or destruction of the Building during the Term by fire or other casualty (or by the action of any public authority in connection therewith) to a value exceeding the applicable percentage (according to the following table) of the sound insurable value thereof for fire insurance purposes (as determined in connection with the actual insurance adjustment), this lease may be terminated at the election of Lessor or Lessee.

                  Years of Term                           applicable
                  then remaining                          percentage
                  --------------                          ----------

                  less than 2                                 10%
                  2 through 5                                 25%
                  more than 5                                 50%

                           1. If Lessor may not or does not elect to terminate
                  and Lessee may not or does not elect to terminate, this lease shall continue in force and the Lessor shall use due diligence to repair or restore the Premises to their condition prior to such fire or casualty, to the extent permitted by the net proceeds of insurance recovered for such destruction or damage and by zoning and building laws then applicable. If the net proceeds are insufficient for full restoration, Lessee may, at its election, advance additional funds sufficient to allow full restoration, and in that event Lessor shall cause the Premises to be restored as fully as the applicable laws permit.

                           2. Notwithstanding anything to the contrary in this
                  Article, if Lessor fails to complete such repair or restoration as is required by the foregoing subparagraph 1 in one hundred eighty (180) days. Lessee may then elect to terminate this lease.

         B. In the event that during the Term the whole of the demised premises shall be taken for public purposes by any public or quasi-public authority having jurisdiction, this lease shall terminate automatically. This lease may be terminated at the election of either Lessor or Lessee if (i) such taking (a) impairs Lessee's access to the Parcel or (b) reduces the number of parking spaces available to Lessee below the lesser of 116 or the number required by applicable zoning (considering any variance granted prior to or within a reasonable time after such taking) or (ii), as a result of such taking of a portion of the Building, (a) the remainder of the Premises is not reasonably suitable for Lessee's continued use or (b) the reasonable cost to put the remainder of the demised premises in reasonable condition for use by Lessee is in excess of $100,000 and there then remain less than three years of the Term. Lessee, at its election, may nevertheless continue to use and occupy the Premises, and enjoy and exercise all of its rights and privileges under this lease, for the period between the taking and the date on which the authority which made the taking shall take actual possession of the property taken. During such period of occupancy, Lessee shall pay use and occupancy charges for the Premises at the rate of the annual rental which would otherwise be due, and all other obligations of Lessor and Lessee set forth in this lease shall continue in effect as if this lease had not been terminated.

                           1. Unless so terminated, this lease shall continue in
                  force, and Lessor shall use due diligence to put the demised premises, or what may remain thereof, in their condition prior to such taking to the extent permitted by net proceeds of damages awarded for such taking and by zoning and building laws then applicable. If the net proceeds are insufficient to put the demised premises in such reasonable condition, Lessee may, at its election, provide additional funds sufficient therefor, in which event Lessor shall cause the Premises to be restored as fully as the amount of the Premises remaining and the applicable laws permit.

                           2. Irrespective of the form in which recovery may be
                  had by law, all rights to damages or compensation (other than for moving expenses) shall belong to Lessor. Lessee hereby grants and assigns to Lessor all of Lessee's rights to such damages and covenants to deliver such further assignments thereof as Lessor may from time to time request.

                           3. In the event that tenant's fixtures or
                  improvements installed by Lessee comprise a portion of the property so taken, there shall be paid over to Lessee a portion of the net proceeds of damages awarded equal to the same proportion of the net proceeds of damages awarded as the aggregate value of the tenant's fixtures and improvements installed by Lessee taken is of all property (including land) taken. The final decision of any court of competent jurisdiction shall be conclusive evidence of any facts found by such court even if Lessee is not a party to the action in which the findings of fact are made.

         C. Any election to terminate pursuant to this Article VII shall be made by the giving of written notice by the party electing to terminate to the other party within thirty (30) days after the party electing to terminate first receives actual notice of the facts which give rise to its right to terminate. However, any termination of the lease pursuant to this Article VII shall be effective as of the date of the casualty or taking upon which the termination is based.

         D. In case of restoration of the Premises pursuant to either paragraph A or paragraph B of this Article VII, unless such restoration is necessitated by damage or destruction of the Building due to the willful misconduct of Lessee or Lessee's employees or agents, there shall be an equitable abatement and/or adjustment of the annual rental on account of any curtailment of Lessee's use of the Premises. However, whenever Lessee has undertaken to repair or restore the demised premises, no such temporary abatement of rental shall continue beyond the time when such repairs or restoration would have been completed if they had been undertaken immediately and prosecuted diligently.

         E. In reckoning the number of years of the Term remaining at any particular time for purposes of this Article, Lessee's option to extend pursuant to paragraph I.A shall be disregarded unless due notice of Lessee's irrevocable election so to extend either (i) shall have been given prior to Lessor's giving notice of his election to terminate or (ii) shall be received by Lessor within fifteen (15) calendar days after Lessor's giving such notice.

                                  ARTICLE VIII

         A. The following words and phrases when used in this lease have the following meanings unless a different meaning is required by the context:

                           1. The masculine or neuter gender shall include the
                  masculine, feminine and neuter, and the singular shall include the plural.

                           2. Whenever this lease expressly requires "approval"
                  or "consent" or that something be "approved" by a party, such approval or consent and the request therefor shall be in writing, except that when any plans, working drawings or specifications or revisions or amendments thereof are submitted by Lessor to Lessee for its approval the same shall be conclusively deemed to have been approved by Lessee unless Lessee within fifteen (15) calendar days after such plans, working drawings or specifications are mailed to Lessee notifies Lessor that Lessee does not approve them and thereafter, if requested, promptly states Lessee's reasons therefor. Nor shall any approval or consent expressly required by this lease be unreasonably withheld or delayed.

                           3. Lessee shall not be deemed to be in "actual
                  possession" of the demised premises before the Term merely because of Lessee's entry of the Premises or installation therein of fixtures, supplies, or other property. However, Lessee's doing business in or from the Premises before the Term shall be conclusive evidence of "actual possession" and any use or occupancy of the Premises after the Term shall constitute "actual possession".

                           4. The "date of this lease" is the date inserted on
                  the first page hereof. The "date of commencement of the Term" and the "Term" are defined in Article I.

                           5. The words "herein", "hereof", and "hereunder"
                  refer to this instrument as a whole and not merely to the subdivisions thereof in which such words appear.

                           6. The word "individual" refers only to natural
                  persons, but the word "person" refers to firms, partnerships, trusts, other associations and corporations as well as to natural persons. The "family of an individual includes only his brothers and sisters (whether by the whole or half blood) and their lineal descendants and the individual's spouse, ancestors, and lineal descendants. An "affiliate" of any individual means a member of his family or a corporation or other entity controlled, directly or indirectly, by that individual. For purposes of the foregoing sentence, FIRST, stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust shall be considered as being owned proportionately by its shareholders, partners, or beneficiaries and, SECOND, an individual shall be considered as owning the stock owned, directly or indirectly, by or for his family or by or for his partner.

                           7. Anything required by this lease to be "mailed"
                  shall be transmitted postage prepaid by U.S. Express Mail or Federal Express. The customary United States Postal Service return receipt shall be conclusive evidence of delivery and Post Office records shall be conclusive evidence of refusal of delivery.

                           8. "Mortgage" shall mean any instrument or group of
                  instruments granting a security interest, regardless of what the security agreement is called, including but not limited to a deed of trust or industrial development financing. "Mortgagee" shall mean any person or group of persons who at the time in question holds a Mortgage of any part of the demised premises, regardless of whether the person is acting as a fiduciary. An "Institutional Mortgagee" is a Mortgagee which is a bonding authority, insurance company or accredited lending institution. The Massachusetts Industrial Finance Authority shall be deemed to be an Institutional Mortgagee.

                           9. The term "net proceeds" means the gross amount of
                  value received (whether in money or by credit against indebtedness or otherwise and including "pro tanto" payments and other payments on account and amounts attributed to interest or costs) less expenses reasonably incurred by Lessor in connection with collection of the same, including, without limiting the generality of the foregoing, fees and expenses for legal and appraisal fees.

                           10. The phrase "real estate taxes" (particularly for
                  purposes of clause IV.A.5) shall be deemed, so far as practicable, to include personal property taxes assessed to Lessor on personal property which is owned, held or used by Lessee or is part of the demised premises and also to include any tax or excise on rents which is levied upon or assessed to Lessor as a substitute in whole or in part for, or in addition to, real estate taxes assessed on land and buildings, or either, and not as a part of a general income tax. However, "real estate taxes" shall not include inheritance, estate, succession, transfer or other income taxes.

         B. Lessor and Lessee shall on ten (10) days' request certify as to the status of this lease to any Mortgagee or a prospective Mortgagee or purchaser of the demised premises: namely, whether said lease is in full force and effect, the date to which rent and other charges have been paid, and whether, to the best of the knowledge of the party so certifying, the Lessor and Lessee have fully complied with the terms and provisions thereof and, if there is a claim of noncompliance, the respect in which such noncompliance is claimed. If in connection with obtaining financing on the demised premises an Institutional Mortgagee shall request as a condition to such financing reasonable modifications in the terms and conditions of this lease, or the execution of additional instruments or documents, Lessee shall not unreasonably withhold, delay or condition its consent thereto and execution thereof, provided that such modifications or documents do not increase the monetary obligations of Lessee hereunder, alter the duration of the leasehold interest hereby created, or adversely affect the size or use of the demised premises.

         C. Except where the context does not permit, each of the terms and conditions hereof shall also apply to any period of time after the Term during which Lessee is actually in possession of or occupying the demised premises or any part thereof.

         D. The obligations of this lease shall run with the land, and this lease shall be binding upon and enure to the benefit of the respective heirs, devises, legal representatives, successors and assigns of the parties hereto. However, the named Lessor shall be liable only for obligations accruing while he is the owner of the demised premises, PROVIDED that such successor expressly assumes all obligations of Lessor hereunder, including, but not limited to, those in section III.D hereof. When the Lessor (or any successor or assign of the Lessor) is acting under a trust, the obligations of Lessor shall be binding upon the trust estate, but not upon any trustee or beneficiary of the trust individually.

         E. Failure on the part of either Lessor or Lessee to complain of any action or omission on the part of the other, no matter how long the same may continue, shall never be deemed to be a waiver by Lessor or Lessee of any of its rights hereunder. Nor shall any waiver (express or implied) at any time of any of the provisions hereof by Lessor or Lessee be construed as a waiver of any of the other provisions hereunder, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval by Lessor to or of assignment or subletting or any other action by Lessee requiring the Lessor's consent or approval shall not be deemed to waive or render unnecessary Lessor's consent or approval to or of any other assignment or subletting or to or of any subsequent similar act by Lessee; nor shall Lessee's consent or approval to or of any action by Lessor be deemed to waive or render unnecessary any required consent or approval to or of any subsequent action.

         F. If any term or provision of this lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this lease or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this lease shall be valid and be enforced to the fullest extent permitted by law. It is hereby declared as the intention of the parties hereto that they would have executed such remainder of this lease and would have provided for such application to other persons and circumstances without including therein the term or provision or application thereof hereafter declared invalid or unenforceable.

         G. This lease is to be construed as a Massachusetts contract, sets forth the entire agreement between the parties, and may be cancelled, modified or amended only by a written instrument executed by both Lessor and Lessee.

         H. Any and all controversies or claims not exceeding fifty thousand dollars ($50,000) in connection with and/or arising out of this lease shall be settled by arbitration in the City of Boston in The Commonwealth of Massachusetts in accordance with the commercial arbitration rules of the American Arbitration Association. Each party shall bear the portion of the expenses of such arbitration directed in the award resulting therefrom or, absent any such provision in the award, such expenses shall be borne by the party or parties against whom such award is made. This paragraph shall be specifically enforceable and judgment upon the award rendered may be entered in any court, state or federal, having jurisdiction of the parties. The decision of the arbitrators shall be a condition precedent to any legal action if the amount in controversy is not greater than fifty thousand dollars ($50,000).

         IN WITNESS WHEREOF, Lessor and Lessee have executed and affixed their respective seals to this indenture and two counterparts hereof, all as of the day and year first above written.

In the presence of                     THE JMS REALTY TRUST


/s/ Anne H. Meyer                      By /s/ James M. Salah              (SEAL)
-----------------------------------       --------------------------------
                                          James M. Salah, Trustee


                                       NEW ENGLAND AUDIO CO., INC.
[Corporate Seal]
witness:

/s/ Anne H. Meyer                      By /s/ Samuel Bloomberg
-----------------------------------       --------------------------------
                                          Chairman and CEO

                                          /s/ James M. Salah
                                          --------------------------------------
STATE OF FLORIDA     )                    JAMES M. SALAH, as Trustee and
                     )- ss.               not individually
COUNTY OF PALM BEACH )

         Before me personally appeared the above-named James M. Salah and acknowledged the foregoing instrument to be his free act and deed as Trustee of The JMS Realty Trust, this 18 day of Sept., 1991.


                                       /s/ Lenise Redding
                                       -----------------------------------------
                                       Notary Public

                                                   LENISE REDDING
                                           Notary Public, State of Florida
                                         My Commission Expires May 30, 1993
                                        Bonded thru Troy Fain Insurance, Inc.



                        THE COMMONWEALTH OF MASSACHUSETTS

SUFFOLK, ss.                                               Boston, June 11, 1991

         Before me personally appeared Samuel J. Bloomberg, whose signature appears above, as he is the Chairman and Chief Executive Officer of New England Audio Co., Inc., and acknowledged the foregoing instrument to be the free act and deed of the said corporation.


                                       /s/ Loyd M. Starrett
                                       -----------------------------------------
                                       Notary Public
                                       My commission expires ___________________

                                                  LOYD M. STARRETT
                                               My Commission Expires
                                                     March 23, 1995

                                  "Exhibit A-1"

                         METES AND BOUNDS OF THE PARCEL

Beginning at a point on the westerly side of Hudson Road at the northeasterly corner of land now or formerly of Nynex Corp. thence running along the westerly side line of said Hudson Road 151.23 feet on a curve radius 275.00 feet;

thence again along said westerly side line of said Hudson Road S
27(degree)-32'-42 E 70.58 feet;

thence again along said westerly side line of said Hudson Road 71.64 on a curve radius 168.33;

thence turning and running by land of James M. Salah, Trustee, S
86(degree)-50'-18" W 23.71 feet;

thence turning and running again by land of said James M. Salah, Trustee, S 26(degree)-47'-33" W 417.00 feet;

thence again by land of said James M. Salah, Trustee, S 2(degree)-53'-07" E
165.28 feet;

thence turning and running by land of James M. Salah, Trustee, N
77(degree)-36'-17" W 98.48 feet;

thence turning and running again by land of said James M. Salah, Trustee, N 2(degree)-53'-07" W 77.75 feet;

thence turning and running by land now or formerly of Grinnell Corp. N 87(degree)-06'-53" E 25.00 feet;

thence turning and running again by land of said Grinnell Corp. N
2(degree)-53'-07" E 400.00 feet;

thence turning and running by land of said Grinnell Corp. and by land of Nynex Corp. N 26(degree)-47'-33" E 320.07 feet to the point of beginning.

Containing 2.661 acres more or less.

                                   "Exhibit B"

                   EASEMENTS, PERMITTED USES AND RESTRICTIONS
                   ------------------------------------------

         1. Lessor reserves to himself and his heirs, successors and assigns, for the benefit of his adjacent land south and southwest of the demised premises, the right and easement of way for persons and vehicles to pass and repass and for installation of underground utilities over the 24 foot right of way running around the perimeter of the Building and to said adjacent land, all as shown on the site plan which is Exhibit A.

         2. Lessee shall be entitled to conduct on the demised premises a consumer electronics business, including warehousing and distribution of consumer electronics products and executive and administrative offices for the said business and other incidental accessory uses. Anything herein to the contrary notwithstanding, Lessee shall in all respects conform to the regulations of the Zoning By-Law of the Town of Canton applicable to a limited industrial district and to the decision of the Board of Appeals of the Town of Canton dated February 9, 1989 in its case No. 6-89-SPA/SP, a copy of which has been furnished to Lessee by Lessor.

         3. In addition to or in lieu of the uses specifically authorized by the foregoing sentence, Lessee may, with Lessor's prior approval, utilize the demised premises for any other use permitted as of right by the Zoning By-Law of the Town of Canton.

         4. Lessee shall not have on the Premises any product prohibited by any statute, ordinance or bylaw or disapproved by any insurer of the Premises. Nor shall Lessee create any danger to the vicinity through fire, explosion, wastes or any other cause. Nor shall Lessee create unusual noise, vibration, dust, heat, smoke, fumes, odor or glare that are observable and offensive beyond the boundaries of the demised premises.

         5. Lessee and its legal representatives, successors, sublessees and assigns shall be bound by the following restrictions which Lessor imposes on all tenants of Shawmut Industrial Park:

                  a. On-street parking shall be prohibited, and all trucking and vehicular maneuvering shall be contained within the Parcel.

                  b. There shall be no open or outside storage on the Parcel unless it is screened so that it cannot be viewed from any street or adjacent property.

                  c. All utilities, except electricity and telephone, shall be placed under ground within the Parcel. Any exterior lighting on the Parcel shall be either indirect or of such controlled focus and intensity as not to disturb street traffic or the occupant of any adjacent parcel.

                  d. Lessee shall use reasonable care to maintain the exterior appearance of the Premises, including landscaping thereon.

                  e. There shall be maintained within the strip between Hudson Road and a line comprised of the front wall of the Building and imaginary extensions thereof to each side-line only green areas of grass, plants, shrubs and trees, and, to the extent of not more than one-third of said strip, walks and driveways necessary for access.

                           No portion of the Parcel between the Building and Hudson Road shall be used for purposes of trucks or other vehicles' parking, stopping or standing.

                  f. Lessor may from time to time by written instrument in recordable form grant variances from any one or more of these restrictions where, in Lessor's opinion as certified in the instrument, desirable relief can be granted without substantial detriment to the development of the Parcel and adjacent property as a garden-type industrial center and without substantial detriment to the portions thereof theretofore built upon. Lessor's written approval of any sign, building, structure, alteration, addition or landscaping shall be conclusive evidence that the matter so approved is in compliance with these restrictions. The term Lessor as used herein shall mean the original named Lessor or such one successor in title as may from time to time be expressly granted of record the right to enforce these restrictions.

         6. With the prior written approval of Lessor and all relevant municipal authorities, Lessee shall have the right to erect signs, up to 100 square feet, on the exterior of the Premises or on the Parcel. However, no sign larger than four square feet in area shall contain anything other than the names and trademarks of occupants of the Building and such occupants' principal products or suppliers. In addition, all signs shall comply with the Sign Regulations in the Zoning By-Law of the Town of Canton.

         7. Lessee's rights and interest shall also be subject to the following easements and restrictions of record:

                  a. The rights and easements taken by and released to the Commissioners of Norfolk County in connection with a relocation of

                           Dedham Street by instruments recorded in said Registry at book 2132 page 146, book 3027 page 157, book 3060 page 159, book 3124 page 561 and book 3134 page 449 and plans recorded with said Registry in plan book 120 as plan 3 of 1937 and in plan book 166 as plans 1023 through 1029.

                  b. A certain right of way between Dedham Street and land lying west of the railroad track west of said real estate, which right was reserved by Boston Metropolitan Airport, Inc. in a deed by said corpora-tion dated July 23, 1948 and recorded at book 2770 page 335 in, through and over said real estate in a convenient and practicable location".

                  c. Certain rights and easements to operate all kinds of aircraft at any time and at any height above said real estate to carry on over said real estate aeronautical activities of every and any kind or nature, all as set forth in the deeds of Carl A. Johnson and others, Trustees (a) to Clair B. Davis dated August 16, 1930 and recorded with said Registry at book 1968 page 554 and (b) to Boston Metropolitan Airport, Inc. dated September 20, 1932 and recorded with said Registry at book 1972 page 18.

                  d. Any obligations with respect to the demolition and removal of a so-called "McDonough Bridge" over said railroad track which obligations may have existed pursuant to a certain instrument from Carl A. Johnson and others, Trustees of the Neponset Hills Realty Trust, and another to Boston & Providence Railroad Corporation and others dated April 13, 1932 and recorded in said Registry at book 1965 page 163.

                                   "Exhibit C"

                                 AGREED DRAWINGS
                                 ---------------

         The Building shall be constructed and finished in accordance with the following drawings:

         Cara Corp. drawings 1, 2, 3 and 4, each last revised 6-6-91;

         C.A. Crowley Engineering, Inc. drawings M-l, M-2, M-3 and M-4, each dated 5-31-91; and

         Mik-Ron Fire Protection drawings FP-1/3, FP-2/3 and FP-3/3, each dated April 30, 1991.

                                   "Exhibit D"

                                TENANT'S EXTRAS
                                ---------------

         1. Lessee shall be responsible to pay the prices indicated for the following extras included in the work shown on the drawings referred to by Exhibit C:

         a.       61 doors                                          $ 3,500
         b.       extra set of front doors                            2,500
         c.       skylight (including finishing of ceiling)           5,000
         d.       sprinkler in rack with 4 hose stations              8,900
         e.       sound room                                            500
         f.       parts and photo rooms (extra floor space)          27,225
         g.       mezzanine door over parts area                        875
         h.       customer service area (glass)                         400
         i.       showers (2 units)                                   2,500
         j.       dock leveler                                        4,500
         k.       operable windows for second floor only              5,000
         1.       electrical work                                    19,100

         2. In lieu of payment as provided in section II.C, Lessee shall pay Lessor for the extras specified in the preceding paragraph 1 of this Exhibit D the sum of $80,000 plus interest at the rate of ten and one-half per cent (10.5%) per annum in thirty-six equal monthly installments of $2,600.20 on the first day of each month beginning July 1, 1991.

                  a. From each installment paid, application shall be first made to the payment of interest accrued to the date of payment, and the balance remaining shall be applied to the payment of principal.

                  b. The balance then outstanding of the principal and all accrued interest shall immediately become due and payable without notice or demand (i), at Lessor's option, upon Lessee's failure to pay any installment when due if two like failures have occurred within the preceding twelve months or otherwise if such failure has continued for ten (10) days after written notice thereof to Lessee or (ii) upon occurrence of any of the events which entitle Lessor to terminate the Lease pursuant to section VI.A.

                  c. Lessee shall have the right to make payments of principal, in full or in part, in advance of the due dates of installments.

         3. Lessor's work includes only standard HVAC in the computer room. Air conditioning to meet the needs of the equipment in that room is the sole responsibility of Lessee.

         4. Lessee shall also be responsible for any and all other construction at the Premises requested by Lessee in addition to work shown in Exhibits A and C, subject to the following allowances:

         a. with respect to the upper level and the portion of the ground floor directly below the upper level only, $10 per square yard if carpet is substituted for vinyl flooring; and

         b.       $1,000 for fixtures for the lunchroom.

                                   "Exhibit E"

                     TERMS AND CONDITIONS OF PURCHASE OPTION
                     ---------------------------------------

         1. The deed to the Property shall be delivered, and the purchase price shall be paid, at the Registry or at an office of lender's counsel in the Greater Boston area designated by Lessee by written notice to Lessor at least seven (7) days before the deed is to be delivered at 10:00 a.m. on the tenth anniversary of the date of Commencement of the Term or, if such day is not a business day, on the first day thereafter when the Registry is open for business. It is agreed that time is of the essence.

         2. If the title to the Property is then registered, said deed shall be in form sufficient to entitle Lessee to a certificate of title to the Property and Lessor shall deliver together with said deed all instruments, if any, necessary to enable Lessee to obtain such a certificate. If said deed refers to a plan necessary to be recorded or registered therewith Lessor shall deliver, together with said deed, such plan in form adequate for recording or registration, as the case may be. In addition, Lessor shall deliver to Lessee an assignment and original copies of all licenses and permits for the Property then in Lessor's possession and copies of the final plans and specifications for the construction pursuant to paragraph II.B hereof which are in Lessor's possession.

         3. The Property is to be conveyed by a good and sufficient quitclaim deed running to Lessee or to the nominee designed by Lessee by written notice to Lessor at least seven days before the deed is to be delivered as herein provided, and said deed shall convey a good and clear record and marketable title thereto, free from encumbrances, EXCEPT (a) provisions of building and zoning laws then in force, (b) rights, easements, encumbrances, restrictions and agreements which are referred to in schedule B hereto, (c) taxes for the then current year if not due and payable on or before the date for delivery of the deed, (d) liens for municipal betterments billed after date of this lease, (e) all other encumbrances resulting from governmental action (other than tax liens) which do not adversely affect Lessee's use and enjoyment of the Premises for purposes described in paragraph 2 of Exhibit B, and (f) encumbrances created by, at the request of or with the approval of Lessee.

         4. In the event of Lessee's exercise of its option to purchase pursuant to paragraph III.D, Lessor shall clear from the title all encumbrances voluntarily granted by Lessor and shall use reasonable efforts to remove any attachment or other involuntary encumbrance suffered by Lessor or otherwise arising after the date of this lease other than those permitted by the foregoing paragraph 3.

         a. If, on the day for delivery of the deed pursuant to the foregoing paragraph 1, the Property is subject to any attachment or other involuntary encumbrance other than those so permitted, Lessee shall cooperate with Lessor, by postponing the time for the delivery of the deed for a period of thirty (30) days and otherwise, as may be reasonable in the circumstances, to afford Lessor full opportunity to remove any such encumbrance.

         b. For purposes of this paragraph Lessor shall not be deemed to have failed to use every reasonable effort by reason of his failure to obtain a discharge of an encumbrance which Lessor is contesting in good faith and by appropriate legal proceedings, if Lessor provides reasonable security and indemnification against any loss caused by such encumbrance either (i) to Lessee or (ii) to a company issuing an owner's title insurance policy without exception for such encumbrance, as Lessee may elect; and "reasonable efforts" shall in no event require Lessor to expend more than the amount of Lessee's deposit(s) pursuant to paragraph III.D of this lease.

         c. In no event shall deposited funds be used to remove an encumbrance; but Lessor may, at the time of delivery of the deed, use the purchase money or any portion thereof to clear the title of any or all encumbrances or interests, if any instrument so procured be recorded contemporaneously with the delivery of said deed or arrangements reasonably satisfactory to Lessee be made for the later recording thereof.

         d. Lessee shall have the election, at either the original or any extended time for performance, to accept such title as Lessor can deliver to the Property and to pay therefor the purchase price without deduction, in which case Lessor shall convey such title. If, despite reasonable efforts, including the use of purchase money as permitted by the preceding sub-paragraph c, Lessor is unable to remove an involuntary encumbrance upon the title, then all deposits shall be forthwith refunded and all other obligations of all parties with respect to purchase and sale of the Property shall cease and shall be void and without recourse to the parties.

         5. The Property shall be delivered in whatever condition the same may then be. If the Property is damaged by fire or other casualty or by the taking for public purposes of all or such portion thereof as would reduce available parking below 116 spaces or impair access thereto after Lessee's election to purchase the same but prior to the time for delivery of the deed, Lessee may, by notice in writing received by Lessor within fifteen (15) days after such event, rescind the election to purchase. If Lessee does not rescind the election, Lessor shall, in addition to delivering a deed as aforesaid, assign or pay over (as the case may be) to Lessee, without deduction on account of any mortgage, all right, title, and interest of Lessor in and to any claim or right of action on account of such casualty or taking or the net proceeds thereof; and Lessee shall pay the agreed purchase price without deduction. If such casualty or taking occurs after Lessee has given notice of election to purchase pursuant to paragraph III.D, either Lessor or Lessee may, by further notice to the other, accelerate the closing of said purchase; in that event the deed shall be delivered at the Registry at 10:00 a.m. on the day specified in such further notice which shall be at least ninety (90) days after such further notice but not later than the day when the closing would have been held in the absence of such casualty or taking.

         6. The acceptance of a deed by Lessee or Lessee's nominee (as the case may be) shall be deemed to be an acknowledgment of full performance and a discharge of every agreement and obligation herein contained or expressed, except such as are, by the terms hereof, to be performed after the delivery of said deed.

         7. If as of the day for delivery of the deed the Lessee be in default in the payment of any money due hereunder, and if the Lessor shall have specified such default by not less than seven (7) calendar days' written notice to Lessee given within a reasonable time after such money became due (except in the case of a default within fourteen days (14) prior to the day of delivery of the deed, which shall be specified in a similar notice as early as practicable), the amount of such money and any interest or other charges due in connection therewith shall be added to the purchase price and paid by Lessee as a condition precedent to delivery of the deed.

         8. Rents, water and sewer use charges, other utilities and taxes for the then current year shall be apportioned as of the day of delivery of the deed, and the net amount thereof shall be added to or deducted from, as the case may be, the purchase price payable by Lessee at the time of delivery of the deed. If the amount of said taxes is not known at the time of the delivery of the deed, they shall be apportioned on the basis of the taxes assessed for the preceding year, with a reapportionment as soon as the new tax rate and valuation can be ascertained. If the taxes which are thus apportioned shall thereafter be reduced by abatement, the net proceeds of such abatement shall be apportioned between the parties. However, neither party shall be obligated by this paragraph to institute or prosecute proceedings for an abatement.

         9. If Lessee, after giving notice of such election to purchase, fails to purchase the Property when and as herein provided, all deposits applicable thereto shall be retained by Lessor as liquidated damages in lieu of any other right Lessor might have by reason of such failure to purchase. Lessee's failure to purchase the Property shall not constitute a default for purposes of the lease.

         10. Lessor shall cooperate with Lessee in any reasonable and customary manner which does not impose direct or indirect liability on Lessor, at Lessee's expense, to facilitate acquisition by Lessee of purchase money financing to purchase the property. Lessor shall not unreasonably withhold, delay or condition his execution of instruments or documents requested by a lender, provided that such instruments or documents do not adversely affect the moneys due to Lessor or the other rights and privileges of Lessor hereunder.